Exhibit 4.2
Second Supplemental Indenture (this “Supplemental Indenture”), dated as of January 30, 2025, among Guardian Pipeline, L.L.C. (“Guardian”), Midwestern Gas Transmission Company (“Midwestern”), Viking Gas Transmission Company (“Viking”) and DTM Interstate Transportation, LLC (“DTM Interstate”, and, collectively with Guardian, Midwestern and Viking, the “Guaranteeing Subsidiaries”) and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”), and as Notes Collateral Agent (as defined in the Indenture referred to herein).
W I T N E S S E T H
WHEREAS, DT Midstream, Inc. (the “Issuer”) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 11, 2022, providing for the issuance of $600,000,000 aggregate principal amount of 4.300% Senior Secured Notes due 2032 (the “Notes”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder of the Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agree to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including, but not limited to, Article 10 thereof.
3.    No Recourse Against Others. No director, officer, partner, member, employee, incorporator, manager or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Indenture, the Notes, the Subsidiary Guarantees, the Note Security Documents, the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Subsidiary Guarantees.
4.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
5.    Counterparts. This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
6.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    The Trustee and the Notes Collateral Agent. Neither the Trustee nor the Notes Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries.
[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
    GUARDIAN PIPELINE, L.L.C.
By:
Name:
Title:
    MIDWESTERN GAS TRANSMISSION COMPANY
By:
Name:
Title:
    VIKING GAS TRANSMISSION COMPANY
By:
Name:
Title:
    DTM INTERSTATE TRANSPORTATION, LLC
By:
Name:
Title:

    U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee and Notes Collateral Agent
By:
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